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Exhibit 10.10

Millennium Pharmaceuticals, Inc.
40 Landsdowne Street
Cambridge, Massachusetts 02139
617.679.7000
www.millennium.com

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote such omissions.

September 17, 2004

Paul Feirstein
ACS Sales and Marketing
Schering Corporation
2000 Galloping Hill Road
Kenilworth, NJ 07033

  Re:
  Additional Field Force Agreement — Amendment to Extend the Decision to Renew Joint Funding for 2005

Dear Paul:

        Schering and Millennium are parties to the Addendum to the Collaboration Agreement among Millennium Pharmaceuticals, Inc., Schering Corporation and Schering-Plough, Ltd., effective June 1, 2003 ("Additional Field Force Agreement"). Any defined terms used herein shall have the meaning set forth in the Additional Field Force Agreement. Pursuant to a discussion at the quarterly JSC meeting on September 10, the JSC agreed to the following amendments to the Additional Field Force Agreement in connection with the deadline to renew joint funding obligations for 2005 pursuant to Sections 4.1 and 2.4 of the Additional Field Force Agreement:

  (1)
  To extend the date for the 2005 renewal decision from September 30, 2004 to not later than [**].

  (2)
  In the event the JSC elects not to renew the Additional Field Force Agreement for 2005, the sixty (60) day period referred to in Section 4.4 of the Additional Field Force Agreement shall be reduced to thirty (30) days after such JSC decision.

  (3)
  In the event the JSC elects to renew the Additional Field Force Agreement for 2005, the annual budget for Additional Field Force Expenses for 2005 to be agreed to under Section 3.4.2 of the Additional Field Force Agreement, shall be agreed upon by the JSC within thirty (30) days after such decision.

        All other terms and conditions of the Additional Field Force Agreement will remain in full force and effect.

        Please indicate your agreement to this Amendment by signing below and returning one fully executed original to my attention.

Regards,

/s/ Grant Bogle Grant Bogle VP, Sales & Marketingds

AGREED:

Schering Corporation
    (for itself and on behalf of Schering-Plough Ltd.)

By:	/s/ Paul Feirstein
Name(print):	Paul Feirstein
Title:	Vice President, ACS Sales & Marketing
Date:	9/24/04

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  Exhibit 10.10